Exhibit 99.1

CTPartners Executive Search Inc. Announces Third Quarter and Nine-Month 2012 Financial Results

•	Revenue Increases 5.5% Year-over-Year to $32 Million

•	GAAP Net Loss per Share of $0.04; Non-GAAP Net Earnings per Share of $0.04

•	New Search Assignments Increase 18.2% over Last Year

NEW YORK – November 12, 2012 - CTPartners Executive Search Inc. (NYSE MKT:CTP), a leading global retained executive search firm, today announced its financial results for the third quarter and nine-months, ended September 30, 2012.

Revenue for the third quarter was $32.0 million, a 5.5% increase from $30.3 million reported in last year’s third quarter. Revenues decreased sequentially from $33.8 million reported in the second quarter 2012. On a GAAP basis, the operating loss was $551,000, or fully diluted net loss per share of $0.04. Excluding the one-time reorganization charge announced on August 9, 2012, operating income was $413,289, or fully diluted earnings of $0.04 per share. The Company reported operating income of $98,000, or fully diluted earnings per share of $0.01, for the third quarter last year. Revenue and operating income per share excluding the reorganization charge were at the high end of the previously announced guidance for the third quarter 2012. A reconciliation of reported to adjusted results, excluding reorganization charges, is included in this press release.

“Our solid revenue growth of 5.5% to $32.0 million reflects our growing position in the global executive recruitment industry,” said Brian Sullivan, Chief Executive Officer. “During the quarter, we experienced strong contributions from our newer Industrial and Consumer practices which complemented the positive growth we saw in our Life Sciences industry practice. Financial Services revenue was up slightly over last year demonstrating our ability to move quickly into market segments where executive recruitment services were in demand. We reduced G&A expense in the quarter and began to realize the operational and financial benefits of our recent reorganization. We continue to operate in a challenging market and will continue to take the necessary steps to continue to deliver above market revenue growth and improved profitability when the global economy improves.”

Revenue Breakdown by Region

YEAR OVER YEAR	Q3 2012		Q3 2011
By Region	Revenue	%	Revenue	%	Increase / (Decrease)%
North America	$ 19,114,200	59.7%	$ 20,331,600	67.0%	$ (1,217,400)	-6.0%
EMEA	7,012,500	21.9%	8,021,700	26.4%	(1,009,200)	-12.6%
Latin America	3,865,300	12.1%	-	0.0%	3,865,300	100.0%
Asia Pacific	2,013,400	6.3%	1,984,000	6.6%	29,400	1.5%
TOTAL	$ 32,005,400	100%	$ 30,337,300	100%	$ 1,668,100	5.5%

Revenue Breakdown by Practice

YEAR OVER YEAR	Q3 2012		Q3 2011
By Practice	Revenue	%	Revenue	%	Increase / (Decrease)%
Financial Services	$ 9,562,000	29.9%	$ 9,548,700	31.5%	$ 13,300	0.1%
Life Sciences	6,639,100	20.7%	5,232,300	17.3%	1,406,800	26.9%
TMT	4,881,400	15.3%	5,334,300	17.6%	(452,900)	-8.5%
Professional Services	4,164,700	13.0%	5,566,100	18.3%	(1,401,400)	-25.2%
Consumer/Retail	3,869,300	12.1%	2,671,300	8.8%	1,198,000	44.8%
Industrial	2,888,900	9.0%	1,984,600	6.5%	904,300	45.6%
TOTAL	$ 32,005,400	100%	$ 30,337,300	100%	$ 1,668,100	5.5%

Performance Metrics

	Three Month Period Ended September 30		Increase / (Decrease)	% Increase / (Decrease)
	2012	2011
# of new search assignments	318	269	49	18.2%
# of executive search consultants	102	94	8	8.5%
Productivity	$ 1,255,100	$ 1,291,000	$ (35,900)	-2.8%
Avg. revenue per executive search	$ 93,800	$ 100,100	$ (6,300)	-6.3%
Avg. revenue per executive search excl. Latin America	$ 113,640	$ 100,000	$ 13,540	13.5%

Excluding Latin America, productivity and average revenue per executive search would have been $1,308,800 and $113,640, respectively, in the current quarter, compared to $1,291,000 and $100,100 in the third quarter of last year.

In the third quarter of 2012, the Company made 257 placements with a placement rate of 72%. The Company stated that this softened rate highlights the heightened scrutiny corporations have in adding to headcount in this difficult environment. Average days to placement remained low at 145, compared to 142 in the second quarter of 2012 and 139 in the year-ago period.

“In the third quarter, our performance metrics continued to exceed industry averages and reflect our ability to deliver superior results for our clients,” Brian Sullivan, CEO, added.

Cost Savings Initiatives

In the third quarter of 2012, the Company completed a plan to reorganize its operations resulting in certain organizational changes in its Canadian and EMEA locations. Workforce reorganization and elimination of redundant positions allowed the Company to continue servicing all existing markets more efficiently. In connection with this reorganization, CTPartners incurred pretax costs of $964,000, principally severance and other employee-related costs, or $0.08 per share, of which approximately $603,000 were or will become cash expenditures. The Company expects that these cost savings will result in annualized savings of $1.1 million.

Compensation and Benefits

Compensation and employee benefits expense for the third quarter 2012 increased to $25.8 million from $23.0 million for the year-ago quarter. As a percentage of net revenue, compensation and benefits increased to 80.5% from 75.9% of net revenue in the third quarter 2011. Excluding the reorganization charge, compensation and benefits expense was 77.0% of net revenue.

General and Administrative Expenses

General and administrative expenses decreased to $6.7 million, comprising 20.9% of net revenue compared to $7.1 million, or 23.5% of net revenue for the third quarter 2011. After the reorganization credit of $150,000, the decline in general and administrative expenses was due to decreases of $400,000 in foreign currency transactions, $250,000 in bad debt expense, $200,000 in consulting and professional fees, and $100,000 in IT infrastructure expense, offset by the inclusion of $700,000 of operating expenses from the Latin America offices.

Income Tax Rate

For the three-month period ended September 30, 2012, the Company reported a loss before taxes of $595,000 and recorded an income tax benefit of $320,000, compared to income before income taxes of $99,000 and income tax expense of $9,000 for the three month period ended September 30, 2011. Due principally to the recovery of tax credits not benefited in the prior two quarters of 2012 the Company realized an income tax benefit of $320,000 in the third quarter.

Cash

The cash balance at September 30, 2012 was $14.9 million compared to $23.0 million in the third quarter 2011, reflecting cash used in investing activities related to the purchase of the Company’s Latin America affiliate and share repurchase program. The cash balance at June 30, 2012 was $13.8 million.

Share Repurchase

During the third quarter 2012, CTPartners repurchased 213,300 shares of its common stock at an average price per share of $4.03. As of September 30, 2012, 235,253 shares had been repurchased at an average price per share of $4.24, a cost of $998,169, which is the cumulative amount used to repurchase shares under the 2012 Share Repurchase Program.

Nine-Month Financial Results

For the nine months ended September 30, 2012, revenue totaled $98.2 million, a 4.5% increase over the $93.9 million reported for the nine months ended September 30, 2011. Operating income for the nine-month period was $1.2 million compared with $2.1 million for the prior year period. Excluding reorganization charge, operating income for the nine months ended September 30, 2012 was $2.2 million, compared to $2.1 million for the year-ago period.

Guidance

For the fourth quarter 2012, the Company expects revenue and EPS to be in the range of $30.5 million to $31.5 million and a net loss of $(0.01) to earnings per share $0.02, respectively. Excluding the reorganization charges incurred in the third quarter of 2012, the Company expects fully diluted EPS for the full year 2012 to be in the range of $0.15 to $0.18.

Conference Call and Webcast

The Company will host a conference call and webcast on Tuesday, November 13, at 9:00 AM ET. A replay of the event will be available for one week following the conclusion of the live call.

Third Quarter 2012 Financial Results Conference Call and Webcast

Date: Tuesday, November 13, 2012

Time: 9:00 AM ET

Audio Webcast: http://investor.ctnet.com

Conference Line (U.S.): 800.901.5231

Conference Line (International): +1 617.786.2961

Participant Passcode: 59287051

Replay Conference Line (U.S.): 888.286.8010

Replay Conference Line (International): +1 617.801.6888

Replay Passcode: 91758044

About CTPartners

CTPartners is a leading performance-driven executive search firm serving clients across the globe. Committed to a philosophy of partnering with its clients, CTPartners offers a proven record in C-Suite, senior executive, and board searches, as well as expertise serving private equity and venture capital firms.

With origins dating back to 1980, CTPartners serves clients with a global organization of more than 400 professionals and employees, offering expertise in board advisory services and executive recruiting services in the financial services, life sciences, industrial, professional services, retail and consumer, and technology, media and telecom industries. Headquartered in New York, CTPartners has 22 offices in 14 countries.

www.ctnet.com

Safe Harbor Statement

The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes forward-looking statements. As a general matter, forward-looking statements reflect our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be identified by the use of forward looking terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words, but the absence of these words does not necessarily mean that a statement is not forward-looking. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for the disclosure of forward-looking statements.

The forward-looking statements contained in this press release are based upon our historical performance, current plans, estimates, expectations and other factors we believe are appropriate under the circumstances. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved since these forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements. Some of the key uncertainties and factors that could affect our future performance and cause actual results to differ materially from those expressed or implied by forward-looking statements are: our expectations regarding our revenues, expenses and operations and our ability to sustain profitability; our ability to recruit and retain qualified executive search consultants to staff our operations appropriately; our ability to expand our customer base and relationships, especially given the off-limit arrangements we are required to enter into with certain of our clients; further declines in the global economy and our ability to execute successfully through business cycles; our anticipated cash needs; projected cost savings as a result of reorganization; our anticipated growth strategies and sources of new revenues; unanticipated trends and challenges in our business and the markets in which we operate; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; and the mix of profit and loss by country in which we operate.

The above list should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our annual report on Form 10-K filed on March 22, 2012. The forward looking statements included in this press release are made only as of the date hereof. We do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission.

Contact:

CTPartners

Jennifer Silver

617-316-5527

jsilver@ctnet.com

Investor Relations

Aimee Gordon/Robert Jones

EVC Group

646-445-4800/646-201-5447

agordon@evcgroup.com / bjones@evcgroup.com

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30, 2012	December 31, 2011
Assets
Current Assets
Cash	$14,903,138	$21,830,120
Accounts receivable, net	24,555,670	19,612,236
Other receivables	120,688	559,526
Prepaid expenses	2,619,917	2,394,872
Deferred income taxes	637,697	1,769,936
Income taxes receivable	1,761,601	1,592,562
Other	1,702,508	712,519

Total current assets	46,301,219	48,471,771
Non-current Assets
Leasehold Improvements and Equipment, net	3,685,417	4,332,865
Goodwill	7,406,879	0
Intangibles, net	2,497,500	0
Other Assets	2,485,767	2,056,931
Deferred Income Taxes	1,466,962	678,554

	$63,843,744	$55,540,121

Liabilities and Stockholders’ Equity
Current Liabilities
Current portion of long-term debt	$2,676,094	$155,340
Accounts payable	1,014,918	993,558
Accrued compensation	26,138,153	23,660,070
Accrued business taxes	1,449,218	741,141
Accrued expenses	3,138,453	3,032,950

Total current liabilities	34,416,836	28,583,059

Long-Term Liabilities
Long-term debt, less current maturities	2,950,431	470,109
Deferred rent, less current maturities	1,452,997	1,649,070

Total long-term liabilities	4,403,428	2,119,179

Stockholders’ Equity
Preferred stock: 1,000,000 shares authorized, no shares issued and outstanding	0	0
Common stock: $0.001 par value, 15,000,000 shares authorized, 7,409,247 shares issued; 6,983,561 and 7,110,360 shares outstanding at September 30, 2012 and December 31, 2011, respectively.	7,407	7,287
Additional paid-in capital	36,703,092	35,737,584
Accumulated deficit	(8,402,275)	(9,026,290)
Accumulated other comprehensive loss	(1,234,932)	(881,997)
Treasury stock, at cost 425,686 and 176,271 shares at September 30, 2012 and December 31, 2011, respectively.	(2,049,812)	(998,701)

	25,023,480	24,837,883

	$63,843,744	$55,540,121

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Revenue
Net revenue	$32,005,389	$30,337,331	$98,162,399	$93,903,191
Reimbursable expenses	1,151,349	1,401,167	3,342,755	3,837,491

Total Revenue	33,156,738	31,738,498	101,505,154	97,740,682

Operating Expenses
Compensation and benefits	25,761,870	23,026,941	76,076,047	71,933,882
General and administrative	6,682,084	7,123,679	20,616,564	19,694,325
Reimbursable expenses	1,263,675	1,490,133	3,608,776	4,002,965

Total Operating Expenses	33,707,629	31,640,753	100,301,387	95,631,172

Operating income (loss)	(550,891)	97,745	1,203,767	2,109,510
Interest (expense) income, net	(44,214)	1,445	(123,840)	(2,021)

Income (loss) before income taxes	(595,105)	99,190	1,079,927	2,107,489
Income tax benefit (expense)	319,796	(8,958)	(455,912)	(758,269)

Net income (loss)	$(275,309)	$90,232	$624,015	$1,349,220

Basic income (loss) per common share	$(0.04)	$0.01	$0.09	$0.19
Diluted income (loss) per common share	$(0.04)	$0.01	$0.09	$0.18
Basic weighted-average common shares	7,081,963	7,226,466	7,122,758	7,196,293
Diluted weighted-average common shares	7,081,963	7,498,137	7,215,356	7,467,964

CTPARTNERS EXECUTIVE SEARCH INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Nine Months Ended September 30,
	2012	2011

Cash Flows From Operating Activities
Net income	$624,015	$1,349,220
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,175,226	941,482
Loss on leasehold improvements and equipment disposal	1,019	37,430
Share-based compensation	590,630	1,563,005
Reorganization charge	882,088	0
Amortization of discount on seller note	130,470	0
Deferred income taxes	343,831	405,161
Changes in operating assets and liabilities, net of effects of acquired business
Accounts receivable, net	(4,789,476)	(1,788,191)
Prepaid expenses	(336,064)	(261,990)
Income taxes receivable	(169,039)	(1,172,649)
Other assets and receivables	(1,436,979)	(2,386,095)
Accounts payable	18,180	(1,097,936)
Accrued compensation	2,615,748	5,356,561
Accrued business taxes	722,983	(391,390)
Accrued expenses	(199,749)	(757,057)
Deferred rent	(113,659)	198,985

Net cash provided by operating activities	59,224	1,996,536

Cash Flows From Investing Activities
Acquisition of a business	(5,250,000)	0
Purchase of leasehold improvements and equipment	(177,903)	(2,284,012)

Net cash used in investing activities	(5,427,903)	(2,284,012)

Cash Flows From Financing Activities
Payments on long-term debt	(116,091)	(143,779)
Repurchase of common stock	(998,169)	(436,061)

Net cash used in financing activities	(1,114,260)	(579,840)

Net decrease in cash	(6,482,939)	(867,316)
Effect of foreign currency on cash	(444,043)	(165,608)
Cash:
Beginning	21,830,120	24,030,543

Ending	$14,903,138	$22,997,619

Supplemental Disclosure of Noncash Financing Activities
Treasury stock (9,395 shares) acquired in lieu of shareholder receivable	$(52,942)	$0
Employee discount stock purchase award in lieu of cash compensation	$375,000	$0
Supplemental Disclosure of Noncash Investing Activities
Acquisition of a business
Total identifiable assets acquired	$2,829,818	$0
Goodwill	7,406,879	0

	$10,236,697	$0
Less: Due to seller	(4,986,697)	0

	$5,250,000	$0

SELECTED FINANCIAL DATA EXCLUDING THE REORGANIZATION CHARGE OF $964,000

	Selected Financial Data and Reconciliation of Non-GAAP Financial Measures For the Three Months Ended
	September 30, 2012			September 30, 2011
	Results of Operations	Effect of Reorganization Charge	Adjusted Results of Operations(1)	Results of Operations	Effect of Reorganization Charge	Adjusted Results of Operations(1)
Revenue
Net revenue	$32,005,389	$0	$32,005,389	$30,337,331	$0	$30,337,331
Reimbursable expenses	1,151,349	0	1,151,349	1,401,167	0	1,401,167

Total Revenue	33,156,738	0	33,156,738	31,738,498	0	31,738,498

Operating Expenses
Compensation and benefits	25,761,870	1,110,694	24,651,176	23,026,941	0	23,026,941
General and administrative	6,682,084	(146,514)	6,828,598	7,123,679	0	7,123,679
Reimbursable expenses	1,263,675	0	1,263,675	1,490,133	0	1,490,133

Total Operating Expenses	33,707,629	964,180	32,743,449	31,640,753	0	31,640,753

Operating income (loss)	(550,891)	(964,180)	413,289	97,745	0	97,745

Net income (loss)	$(275,309)	$(575,615)	300,306	$90,232	$0	90,232

Basic income (loss) per common share	$(0.04)	$(0.08)	$0.04	$0.01	$0	0.01
Diluted income (loss) per common share	$(0.04)	$(0.08)	$0.04	$0.01	$0	0.01

(1)

Adjusted results are non-GAAP financial measures that exclude reorganization charges of $964,000 (or $575,615, net of tax effect), for the three and nine-month period ended September 30, 2012. No reorganization costs were incurred during the three and nine-month period ended September 30, 2011.

Use of non-GAAP measures: The table above contains selected financial information calculated other than in accordance with U.S. Generally Acceptable Accounting Principles (“GAAP”). We define adjusted results of operations as:

•	Adjusted operating income is defined as operating income adjusted to exclude reorganization charges, net.
•	Adjusted net income is defined as net income adjusted to exclude reorganization charges, net of tax effect.
•	Adjusted basic and diluted earnings per share are calculated by adjusting the numerator by reorganization charges net of tax effect.